Exhibit 10.26

AMENDMENT OF EMPLOYMENT AGREEMENT

This AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”) is made to be effective as of September 1, 2009, by and between BE Resources Inc., a Colorado corporation (the “Company”) and David Q. Tognoni, an individual (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into an Employment Agreement on December 1, 2007, the provisions of which are incorporated herein, whereby the Company retained the Employee to serve as the President and Chief Executive Officer for an Initial Term, as defined in the Employment Agreement, commencing on December 1, 2007 and ending on December 31, 2008;

WHEREAS, the Company and Employee renewed the term of the Employee’s employment pursuant to an extension made effective as of January 1, 2009; and

WHEREAS, Employee has agreed to a reduction in compensation effective September 1, 2009 in an effort to help the Company reduce its expenses, which will in turn help the Company complete an initial public offering.

NOW THEREFORE in consideration of the mutual covenants and promises of the parties, the Company and Employee covenant and agree as follows:

1.             Base Salary.  The reference to “$120,000 per annum” in Section 2.1 of the Employment Agreement is hereby deleted and replaced with “$36,000 per annum”.

2.             Expenses.  Section 2.5 of the Employment Agreement is hereby deleted and replaced with the following:

“During the Term of this Agreement, the Company will promptly reimburse Employee for Employee’s reasonable out-of-pocket expenses incurred in connection with Company business provided that Employee submits evidence of such expenses to the Company on a monthly basis in accordance with Company policy.”

3.             Other Terms and Conditions Remain Unchanged.  All other terms and conditions of the Employment Agreement shall remain in effect and unchanged.

4.             Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the day and year first above written.

BE RESOURCES INC., A Colorado corporation		EMPLOYEE

By:	/s/ Ed Godin	By:	/s/ David Q. Tognoni
Name: Ed Godin		David Q. Tognoni
Title: Director
Date: September 9, 2009		Date: September 8, 2009